UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): April 16, 2014

CVR PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35120 (Commission File Number)	56-2677689 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500 Sugar Land, Texas 77479 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pytosh Appointment

On April 16, 2014, CVR Partners, LP, or the “Partnership,” announced Mark A. Pytosh has agreed to serve as the new Chief Executive Officer and President of CVR GP, LLC (“CVR GP”), the general partner of the Partnership effective May 5, 2014 (the “Effective Date”). Mr. Pytosh has served as a member of the board of directors of CVR GP (the “Board”) since June 2011, and will continue to serve on the Board and as the chairman of the environmental, health and safety committee of the Board.

CVR GP and Mr. Pytosh, age 49, entered into an Employment Agreement dated April 16, 2014 (the “Employment Agreement”) with a term commencing as of the Effective Date and ending on December 31, 2016 unless terminated earlier as provided in the agreement. The Employment Agreement provides Mr. Pytosh with a base annual salary of $475,000 plus eligibility for a performance-based annual cash bonus with a target payment equal to 125% of his annual base salary to be based upon individual and/or Partnership performance criteria as established by the compensation committee of the Board. If Mr. Pytosh’s employment is terminated by CVR GP without cause and other than for death or disability or Mr. Pytosh resigns for good reason (in each case, as such terms are defined in the Employment Agreement), then Mr. Pytosh is entitled to receive (i) any accrued compensation as of the date of termination or resignation, (ii) salary continuation for the lesser of six months or the remainder of the term of the Employment Agreement, (iii) a pro-rata bonus for the year in which termination or resignation occurs, and (iv) subject to his timely election, and the availability thereof, continuation coverage under CVR GP’s group health plan as provided under Part 6 of Title I of the Employment Retirement Income Security Act of 1974 (as amended) and Section 4980B of the Internal Revenue Code of 1986 (as amended) (collectively, “COBRA”) for the applicable continuation period under COBRA. Receipt of the foregoing severance is conditioned on Mr. Pytosh’s execution, delivery and non-revocation of a general release of claims, and his compliance with certain restrictive covenants described in the Employment Agreement.

In connection with his appointment as Chief Executive Officer and President of CVR GP, as of the Effective Date, Mr. Pytosh will receive an award of performance-based phantom units pursuant to the Partnership’s Long-Term Incentive Plan (the “LTIP”) with an equivalent value of $633,333 based on the average closing price for the Partnership’s common units for the 10 business days preceding the Effective Date. The phantom units will vest in one-third annual increments with performance cycles of May 1, 2014 to December 31, 2014, January 1, 2015 to December 31, 2015 and January 1, 2016 to December 31, 2016. Each phantom unit that is not forfeited prior to the applicable payment date by reason of certain terminations of employment (as more fully described below) represents the right to receive a cash payment equal to the average closing price for the Partnership’s common units for the first 10 business days of the last month of the applicable performance cycle, multiplied by the applicable performance factor (described below). The performance factor is determined based on the level of the Partnership’s production of UAN (an aqueous solution of urea ammonium nitrate used as a fertilizer, and the Partnership’s principal product) during the performance cycle, set forth as a percentage. In addition, Mr. Pytosh has been granted one distribution equivalent right for each phantom unit. Each distribution equivalent right that is not forfeited prior to the applicable payment date by reason of certain terminations of employment (as more fully described below) represents the right to receive the per unit cash value of all distributions declared and paid by the Partnership from the grant date to and including the vesting date. The amount paid (if any) with respect to phantom units and distribution equivalent rights will be paid within five days of the determination of the performance factor, which will be determined as soon as reasonably practicable after completion of the audit of the Partnership’s consolidated financial statements and filing of its annual report on Form 10-K with respect to each performance cycle year, but no later than June 30 immediately following such performance cycle year.

In the event of Mr. Pytosh’s termination of employment prior to December 31, 2016 by reason of Mr. Pytosh’s death or disability or by the Company other than for cause (as each term is defined in the LTIP), all phantom units and distribution equivalent rights with respect to the performance cycle in which the termination occurs and with respect to any performance cycle that has been completed at the time of such termination (but remains unpaid) will remain outstanding, and amounts due to Mr. Pytosh, if any, with respect to such phantom units and distribution equivalent rights will be paid in the ordinary course as if his employment had not terminated (provided, in such instances the performance factor may not exceed 100%). In the event that Mr. Pytosh’s employment terminates for any other reason prior to the date set forth above, all phantom units and distribution equivalent rights with respect to which a payment date has not yet occurred will be forfeited immediately.

Mr. Pytosh served as the Chief Financial Officer of Tervita Corporation from April 2010 to April 2014. Tervita is a privately-held company that is the largest oil and gas environmental services company in North America. Before joining Tervita, Mr. Pytosh served as Executive Vice President and Chief Financial Officer of Covanta Holding Corporation from December 2007 through March 2010 and as Senior Vice President and Chief Financial Officer of Covanta from September 2006 to December 2007. Covanta is a publicly-traded company which owns and operates energy-from-waste power facilities, biomass power facilities and independent power plants in the United States, Europe and Asia. From February 2004 to August 2006 Mr. Pytosh served as Executive Vice President and from May 2005 to August 2006 as Chief Financial Officer, of Waste Services, Inc., a publicly-traded integrated solid waste services company. From 2000 to early 2004 Mr. Pytosh was a managing director in investment banking at Lehman Brothers where he led the firm's global industrial group. Prior to joining Lehman Brothers he was a managing director at Donaldson, Lufkin & Jenrette where he led the firm's environmental services and automotive industry groups. Mr. Pytosh received a Bachelor of Science degree in chemistry from the University of Illinois, Urbana-Champaign.

Shea Appointment

In connection with Mr. Pytosh’s appointment, Peter K. Shea has been appointed to the Board as of the Effective Date. Mr. Shea will serve on the audit committee of the Board, which as of the Effective Date, will be composed of Donna R. Ecton, Frank M. Muller, Jr. and Mr. Shea.

In connection with his appointment to the Board, Mr. Shea will receive 814 common units of the Partnership, which will vest immediately. As compensation for serving as a director, Mr. Shea will receive an annual retainer of $55,000 and an annual retainer of $7,500 for serving on the audit committee, plus an annual grant of $20,000 of common units of the Partnership, payable at the end of each year, in addition to the one-time grant described above at the time of his appointment.

Mr. Shea has been a private equity investor since January 2010. He has been a director of Viskase Companies, Inc., a supplier of cellulose and fibrous casings, from October 2006 to the present, where he is currently a member of the audit committee and previously served as chairman of the compensation committee. He also serves as a director of Hennessy Capital Acquisition Corp., a special purpose acquisition company (or SPAC), since January 2014, Sitel Worldwide Corporation, a customer care solutions provider, since October 2011 and Give and Go Prepared Foods, a bakery manufacturer, since January 2012. He was a Director of CTI Foods, a processor of protein and soup products for quick serve restaurant chains from May 2010 to July 2013. Mr. Shea was President of Icahn Enterprises G.P. Inc. from October 2006 to June 2009. Mr. Shea served as a director of each of the following companies from October 2006 to May 2009 (each of which, at such time were indirectly controlled by Carl C. Icahn): XO Holdings, a telecommunications services provider, American Railcar, a manufacturer of covered hopper and tank railcars, WestPoint International, a home textiles manufacturer and PSC Metals, a national operator of scrap yards. From 2002 to 2006 Mr. Shea was an independent consultant to various companies, an advisor to private equity firms and a director of Sabert Company, a packaging company. From 1997 to 2001, he was a Managing Director of H.J. Heinz Company in Europe, a manufacturer and marketer of a broad line of food products across the globe. Mr. Shea has been Chairman, Chief Executive Officer or President of other companies including SMG Corporation, John Morrell & Company and Polymer United. SMG and John Morrell were international meat processing firms and Polymer United was a leading plastics manufacturer operating throughout Central America. Previously, he held various executive positions, including Head of Global Corporate Development, with United Brands Company, a Fortune 100 company with a broad portfolio of companies operating in many sectors. He has also served on the Boards of Premium Standard Farms and New Energy Company of Indiana. Mr. Shea began his career with General Foods Corporation. He has an M.B.A. from the University of Southern California and a B.B.A. from Iona College.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibit is being "furnished" as part of this Current Report on Form 8-K:

99.1    Press Release.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 16, 2014

CVR Partners, LP
By: CVR GP, LLC, its general partner

By:	/s/ Edmund S. Gross
Edmund S. Gross,
Senior Vice President, General Counsel and Secretary